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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 8, 1999



                            Comverse Technology, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           New York                     0-15502            13-3238402
           --------                     -------            ----------
(State or other jurisdiction          (Commission         (I.R.S. Employer
        of incorporation)              File Number)       Identification No.)



    170 Crossways Park Drive, Woodbury, NY                     11797
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   (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (516) 677-7200



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


37994.0003
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Item 5.    Other Events.

           On September 8, 1999, the registrant called for redemption all of its outstanding 5-3/4% Convertible Subordinated Debentures due 2006 (the "Debentures"), in the aggregate principal amount of $115,000,000. The Debentures, if not theretofore converted into the registrant's common stock, par value $.10 per share ("Common Stock"), are to be redeemed on October 12, 1999 (the "Redemption Date") at a redemption price of 102% of the principal amount thereof, plus interest accrued on the principal amount for the period between October 1, 1999 (the most recent semi-annual interest payment date) and the Redemption Date. On and after the Redemption Date, interest on the Debentures shall cease to accrue. Debenture holders will be entitled, at their option, to convert the Debentures into Common Stock at a conversion price of $30.50 per share in accordance with the provisions of the Debentures. The right to convert the Debentures shall terminate at the close of business (5:00 p.m. New York City time) on October 4, 1999.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COMVERSE TECHNOLOGY, INC.



Date:  September 17, 1999               By: /s/ William F. Sorin
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                                            William F. Sorin, Secretary










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